UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 21, 2007

CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554
(Commission File Number)	(IRS Employer Identification No.)

1001 Summit Blvd., Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

(404) 300-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 31, 2006 Crawford & Company (the “Company”) executed a Credit Agreement (“Credit Agreement”) by and among the Company and Crawford & Company International, Inc., the lenders party thereto and SunTrust Bank, as administrative Agent and Issuing Bank, establishing a $310.0 million credit facility. The Credit Agreement was filed as an exhibit to the Form 8-K filed by the Company on November 2, 2006.

On December 21, 2007, the Company entered into the Third Amendment to the Credit Agreement, (“Amendment No. 3”). Amendment No. 3 provides for: (i) an amendment to Section 6.1 of the Credit Agreement to increase the leverage ratio permitted under the Credit Agreement for December 31, 2007 through and including September 30, 2008 to 3.50 to 1.00 from 3.00 to 1.00 previously permitted under the Credit Agreement, (ii) an amendment to Section 6.1 of the Credit Agreement to increase ratio permitted under Credit Agreement for December 31, 2008 through and including September 30, 2009 to 3.00 to 1.00 from 2.50 to 1.00 previously permitted under the Credit Agreement and (iii) to amend the definition of Applicable Margin by reference to a new schedule to Amendment No. 3.

Concurrently with entering into Amendment No. 3, the Company executed a reaffirmation of its obligations under the Credit Agreement.

Amendment No. 3 including the reaffirmation of obligations is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Descriptions
10.1	Third Amendment to Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

	By:	/s/ Allen W. Nelson
Allen W. Nelson
Corporate Secretary
Dated: December 26, 2007